U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported: November 6, 2003

                   Entertainment Technologies & Programs, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                   000-23914                                   87-521389
--------------------------------            -------------------------------            --------------------------------
 (State or other jurisdiction                   Commission File Number                        (I.R.S. Employer
      of incorporation or                                                                    Identification No.)
         organization)

                          17300 Saturn Lane, Suite 111
                              Houston, Texas 77058
          (Address of principal executive offices, including zip code)


                                 (281) 486-6115
              (Registrant's telephone number, including area code)



Item 1. Changes in Control of Registrant

None.


Item 2. Acquisition or Disposition of Assets

None.


Item 3. Bankruptcy or Receivership

On November 6, 2003, Entertainment Technologies & Programs, Inc. (the "Company") filed for Bankruptcy protection under Chapter 7 of the Bankruptcy Code. Because the Company generated insufficient revenues to repay its outstanding debts and because the Company has been unable to secure additional funding to fund operations in 2003, the Company filed a Bankruptcy petition under Chapter 7 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Texas, Case Number 03-46010-H5-7.

The Company believes that its assets will be insufficient to satisfy the claims of all creditors and it is unlikely that the Company's shareholders will be eligible to participate in any distributions of the Company's assets as a result of the Bankruptcy. Upon liquidation, the Company will cease operations and wind up its business. On that basis, the Company expects that it will cease to file reports under the Securities Exchange Act of 1934.


Item 4. Changes in Registrant's Certifying Accountant

None.


Item 5. Other Events

None.

Item 6. Resignation of Registrant's Directors

None.


Item 7. Financial Statements and Exhibits

None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.



Date: November 7, 2003               By: /s/ Kevin P. Regan
                                         ------------------
                                         Kevin P. Regan
                                         Chief Executive Officer and President